Exhibit 99.1

Acacia Research Corporation Reports Third Quarter 2026 Financial Results
Total Revenue of $54.4 million, down 8% from the Prior Year Quarter
GAAP Net Loss of $5.6 million and GAAP Diluted EPS of ($0.06) for the Quarter
Adjusted Net Income1 of $4.3 million and Adjusted Diluted EPS1 of $0.04 for the Quarter
Total Company Adjusted EBITDA1 of $3.9 million and Operated Segment Adjusted EBITDA1 of $9.1 million for the Quarter
Total Cash, Cash Equivalents, Equity Securities Measured at Fair Value and Loans Receivable of $346.3 million, or $3.55 per share
New York, NY, November 5, 2026 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”), which acquires and operates businesses across the industrial, energy and technology sectors, today reported financial results for the three and nine months ended September 30, 2026. The Company also posted its third quarter 2026 earnings presentation on its website at www.acaciaresearch.com under Quarterly Results.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “In the third quarter, Acacia generated total revenue of $54.4 million. Our total revenue excluding our Intellectual Property Operations of $54.2 million increased for the third consecutive quarter and was a near record. We also delivered Operated Segment Adjusted EBITDA of $9.1 million and Total Company Adjusted EBITDA of $3.9 million. Benchmark Energy led the way with $19.5 million of revenue, its second strongest quarter under our ownership. After quarter end, Benchmark closed a senior secured note financing of up to $47.5 million, including $27.5 million committed, to fund a multi-well development program in the Western Anadarko Basin. The financing is non-recourse to Acacia and to Benchmark’s other assets, letting us accelerate development while isolating the program’s risk.
“We ended the quarter with approximately $346.3 million, or $3.55 per share, in cash, equity securities and loans receivable, up from $3.43 per share last quarter, with no parent-company debt. With an active acquisition pipeline and a flexible investment mandate, we remain focused on compounding long-term intrinsic value per share through disciplined capital allocation.”
1 Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (EPS), Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA are non-GAAP financial measures. See below for reconciliations of Adjusted Net Income (Loss), Adjusted Diluted EPS, and Total Company Adjusted EBITDA to their most directly comparable GAAP financial measure. For the definition of these measures and a reconciliation of the components of Operated Segment Adjusted EBITDA to their most directly comparable GAAP financial measures, see the accompanying supplemental information section.
1

Third Quarter 2026 Highlights:
•Total revenue of $54.4 million, compared to $59.4 million for the prior-year quarter, primarily driven by lower paid-up license revenue from our Intellectual Property Operations segment.
•Benchmark Energy recorded revenue of $19.5 million, the second strongest revenue quarter for the business under Acacia ownership following the Revolution Acquisition in April 2024.
•GAAP Net Loss of $5.6 million, or ($0.06) GAAP Diluted EPS.
•Adjusted Net Income of $4.3 million, or $0.04 Adjusted Diluted EPS.
•Operated Segment Adjusted EBITDA of $9.1 million.
•Total Company Adjusted EBITDA of $3.9 million.
•At quarter end, cash, cash equivalents, equity securities measured at fair value and loans receivable totaled approximately $346.3 million, or $3.55 per share.
Revenue
The following table provides a breakdown of the Company’s total revenue for the three and nine months ended September 30, 2026 and September 30, 2025. For the purposes of financial reporting, Acacia's operations are broken out as follows: Energy Operations (Benchmark), Industrial Operations (Printronix), Manufacturing Operations (Deflecto) and Intellectual Property Operations (Acacia Research Group).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, unaudited)
Energy Operations	$19,455	$14,176	$58,669	$47,799
Industrial Operations	7,531	6,660	20,715	20,926
Manufacturing Operations	27,196	30,815	81,964	88,351
Intellectual Property Operations	263	7,795	61,898	78,029
Total Revenues	$54,445	$59,446	$223,246	$235,105

Total Company Adjusted EBITDA
The following table provides a reconciliation of consolidated Net Income (Loss), the most directly comparable GAAP measure, to Total Company Adjusted EBITDA for the three and nine months ended September 30, 2026 and September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, unaudited)
GAAP Net Income (Loss)	$(5,561)	$(2,730)	$(21,255)	$18,264
Net Income (Loss) Attributable to Noncontrolling Interests	(351)	336	(10,700)	1,433
Income Tax Expense (Benefit)	(1,213)	(968)	(5,095)	5,660
Interest Expense	1,919	2,230	5,634	7,010
Interest Income	(2,951)	(3,001)	(8,424)	(8,447)
(Gain) Loss on Foreign Currency Exchange	21	30	86	(405)
Net Realized and Unrealized (Gain) Loss on Derivatives	6,054	(1,872)	13,412	(3,486)
Net Realized and Unrealized (Gain) Loss on Investments	(2,265)	(900)	(9,532)	(1,854)
Impairment of Equity Method Investment	—	—	30,934	—
Other Expense, net	763	449	1,515	1,319
GAAP Operating Income (Loss)	$(3,584)	$(6,426)	$(3,425)	$19,494
Depreciation, Depletion & Amortization	6,524	10,836	21,577	32,891
Stock-Based Compensation	151	1,875	2,367	3,751
Realized Hedge (Loss) Gain	(918)	1,165	(3,722)	1,991
Transaction-Related Costs	982	497	2,358	1,288
Legacy Matter Costs	—	3	—	12
Severance Costs	77	18	1,497	1,113
Restructuring Expense and Other	705	—	2,101	—
Total Company Adjusted EBITDA	$3,937	$7,968	$22,753	$60,540
The following table provides the Adjusted EBITDA for each of the Company’s operating segments for the three and nine months ended September 30, 2026 and September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, unaudited)
Energy Operations Adjusted EBITDA[2]	$9,074	$6,147	$26,618	$21,034
Industrial Operations Adjusted EBITDA[2]	1,515	828	3,945	2,469
Manufacturing Operations Adjusted EBITDA[2]	987	2,598	3,224	6,311
Operated Segment Adjusted EBITDA (excluding Intellectual Property Operations)	$11,576	$9,573	$33,787	$29,814
Intellectual Property Operations Adjusted EBITDA[2]	(2,493)	3,004	4,853	44,208
Operated Segment Adjusted EBITDA	$9,083	$12,577	$38,640	$74,022
Parent Costs[2]	(5,146)	(4,609)	(15,887)	(13,482)
Total Company Adjusted EBITDA	$3,937	$7,968	$22,753	$60,540
2 Energy Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Intellectual Property Operations Adjusted EBITDA, and Parent Costs are non-GAAP financial measures. For the definitions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures, see the accompanying supplemental information section.

Adjusted Net Income (Loss) and Adjusted Diluted EPS
The following table provides a reconciliation of Net Income (Loss) attributable to Acacia Research Corporation, the most directly comparable GAAP measure, to Adjusted Net Income (Loss) and Adjusted Diluted EPS for the three and nine months ended September 30, 2026 and September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except share and per share data, unaudited)
GAAP Net Income (Loss)	$(5,561)	$(2,730)	$(21,255)	$18,264
Legacy Matter Costs[3]	—	3	—	262
Stock-Based Compensation	151	1,875	2,367	3,751
Severance Costs	77	18	1,497	1,113
Transaction-Related Costs	1,082	497	2,613	1,288
Restructuring Expense and Other	705	—	2,101	—
Impairment of Equity Method Investment, Net of Noncontrolling Interests	—	—	19,892	—
Amortization of Acquired Intangibles	859	855	2,576	2,622
Unrealized (Gain) Loss on Securities	5,973	(900)	2,623	1,658
Unrealized (Gain) Loss on Hedges	3,776	(519)	7,123	(1,099)
Tax Effect of Adjustments	(2,746)	(154)	(8,945)	(1,779)
Adjusted Net Income (Loss)	$4,316	$(1,055)	$10,592	$26,080

GAAP Diluted EPS	$(0.06)	$(0.03)	$(0.22)	$0.19
GAAP diluted weighted average shares	97,586,881	96,445,160	96,979,994	97,038,414
Adjusted Diluted EPS	$0.04	$(0.01)	$0.11	$0.27
Adjusted diluted weighted average shares	97,724,662	96,445,160	97,897,520	97,038,414
Free Cash Flow4
The following table provides a reconciliation of Free Cash Flow (“FCF”) for the three and nine months ended September 30, 2026.

	Three Months Ended September 30, 2026
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$7,052	$319	$(881)	$10,778	$(2,291)	$14,977
Less: Capital Expenditures	(4,370)	(25)	(296)	—	—	(4,691)
Free Cash Flow (Non-GAAP)	$2,682	$294	$(1,177)	$10,778	$(2,291)	$10,286

	Three Months Ended September 30, 2025
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$5,858	$710	$2,227	$2,693	$(1,941)	$9,547
Less: Capital Expenditures	(1,586)	(11)	(252)	(7)	2	(1,854)
Free Cash Flow (Non-GAAP)	$4,272	$699	$1,975	$2,686	$(1,939)	$7,693
3 Legacy Matter Costs for the nine months ended September 30, 2025 includes $250,000 related to a one-time legacy tax matter at Printronix that has been settled, which amount is included within Other Expense, Net in Acacia's condensed consolidated statement of operations.
4 Free Cash Flow (FCF) is a non-GAAP financial measure. For a definition of this measure, see the accompanying supplemental information section.

	Nine Months Ended September 30, 2026
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$24,141	$4,381	$(749)	$4,566	$(10,055)	$22,284
Less: Capital Expenditures	(16,845)	(45)	(1,733)	(1,750)	—	(20,373)
Free Cash Flow (Non-GAAP)	$7,296	$4,336	$(2,482)	$2,816	$(10,055)	$1,911

	Nine Months Ended September 30, 2025
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$17,342	$4,135	$4,352	$44,474	$(8,211)	$62,092
Less: Capital Expenditures	(5,439)	(39)	(665)	(7)	(7)	(6,157)
Free Cash Flow (Non-GAAP)	$11,903	$4,096	$3,687	$44,467	$(8,218)	$55,935
Balance Sheet and Capital Structure
•Cash, cash equivalents, equity securities measured at fair value and loans receivable totaled $346.3 million at September 30, 2026 compared to $339.6 million at December 31, 2025, an increase of $6.7 million. This change in cash was primarily due to an increase in cash generated from operating activities across all Operated Segments of $32.3 million and proceeds from the sale of an unoccupied portion of Deflecto’s manufacturing facility in the U.K. of $1.6 million. Cash was reduced by Parent Costs of $10.1 million and further by $16.8 million and $1.7 million of capital expenditures at Benchmark and Deflecto, respectively, as well as $1.8 million incurred by our Intellectual Property Operations for the purchase of additional interests in the Wi-Fi 7 portfolio. Cash used in financing activities reduced cash by $4.9 million, primarily from $1.8 million of debt repayment on the Deflecto facility and $3.1 million of taxes paid related to the net share settlement of share-based awards. Additionally, the net of realized gains on sales of equity securities and change in the fair market value of equity securities increased cash, cash equivalents, equity securities at fair value and loans receivable by $9.5 million.
•Equity securities without readily determinable fair value totaled $5.8 million at September 30, 2026, unchanged from December 31, 2025.
•Investment securities representing equity method investments (net of noncontrolling interests) decreased to zero at September 30, 2026, compared to $19.9 million at December 31, 2025, as a result of the impairment of the Company’s investment in MalinJ1 during the second quarter of 2026.
•Loans receivable totaled $5.6 million at September 30, 2026, which represents the commercial loans collateralized by Bitcoin that Acacia has purchased through its partnership with Unchained Capital.
•The Parent company’s total indebtedness was zero at September 30, 2026. On a consolidated basis, Acacia’s total indebtedness was $90.4 million, consisting of $59.5 million in non-recourse debt at Benchmark and $30.9 million in non-recourse debt at Deflecto, net of debt discount and issuance costs, as of September 30, 2026.
Book Value as of September 30, 2026
At September 30, 2026, Acacia’s book value (which includes noncontrolling interests) was $551.6 million and there were 97.6 million shares of common stock outstanding, for a book value per share of $5.65. This value is impacted by one-time expenses and other adjustments detailed in the above reconciliation from GAAP Net Income (Loss) to Adjusted Net Income (Loss).
Investor Conference Call
The Company will host a conference call today, November 5, 2026 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference the access code 307398. The conference call will also be simultaneously webcasted at https://www.webcaster5.com/Webcast/Page/2371/54661 and on the investor relations section of the Company’s website at www.acaciaresearch.com under Events. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

About the Company
Acacia (Nasdaq: ACTG) is a value-oriented acquirer and operator of businesses across public and private markets and industries including the industrial, energy and technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. All statements other than statements of historical fact are forward-looking statements and include statements related to estimates and projections with respect to, among other things, the Company’s anticipated financial condition, operating performance, the value of the Company’s assets, general economic and market conditions and other future circumstances and events. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “focus,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target” and “will,” and similar words and expressions; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially and adversely from those expressed or implied in any forward-looking statements, including, but not limited to: the Company’s ability to successfully identify, diligence, complete, and integrate strategic acquisitions of businesses, divisions, and/or assets, the performance of the Company’s businesses, divisions, and/or assets, disruptions or uncertainty caused by an ability to retain or changes to the employees or management teams of the Company’s businesses, changes to the Company’s relationship and arrangements with Starboard Value LP, any inability of the Company’s operating businesses to execute on their business and, risks to the Company’s operating businesses related to acts of war or terrorist acts and the government or military response thereto, price and other fluctuations in the oil and gas market, inflationary pressures, supply chain disruptions or labor shortages, the impact of tariffs and trade policy, non-performance by third parties of contractual or legal obligations, changes in the Company’s credit ratings or the credit ratings of the Company’s businesses, security threats, including cybersecurity threats and disruptions to the Company’s business and operations from breaches of information technology systems, or breaches of information technology systems and, with respect to Benchmark, risks related to its hedging strategy, development plan, facilities and infrastructure of third parties with which the Company transacts business, oil or natural gas production becoming uneconomic, causing write downs or adversely affecting Benchmark’s ability to borrow, Benchmark’s ability to replace reserves and efficiently develop current reserves, risks, operational hazards, unforeseen interruptions and other difficulties involved in the production of oil and natural gas, the impact of any seismic events, environmental liability risk, regulatory changes related to the oil and gas industry, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, hazards such as weather conditions, pandemics, general economic conditions, and the success of the Company’s investments. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Investor Contact:
Cody Slach
Gateway Group, Inc.
(949) 574-3860
ACTG@gateway-grp.com

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$336,928	$306,719
Equity securities	3,786	17,551
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	—	30,934
Loans receivable	5,604	15,299
Accounts receivable, net	31,471	26,165
Inventories	24,992	26,559
Prepaid expenses and other current assets	13,186	21,050
Total current assets	421,783	450,093

Property, plant and equipment, net	20,207	21,291
Oil and natural gas properties, net	198,062	190,705
Goodwill	25,606	25,790
Other intangible assets, net	40,694	48,148
Operating lease, right-of-use assets	9,664	11,500
Deferred income tax assets, net	22,063	14,836
Other non-current assets	8,715	8,593
Total assets	$746,794	$770,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,772	$13,358
Accrued expenses and other current liabilities	26,262	19,661
Accrued compensation	8,483	6,727
Current asset retirement obligation	1,648	1,589
Royalties and contingent legal fees payable	6,599	6,761
Deferred revenue	1,072	945
Current portion of long-term debt	17,000	—
Total current liabilities	74,836	49,041

Asset retirement obligation	33,901	32,586
Long-term lease liabilities	7,308	8,424
Deferred income tax liabilities, net	2,248	2,152
Benchmark revolving credit facility	59,500	59,500
Deflecto facility	13,910	32,566
Other long-term liabilities	3,502	2,655
Total liabilities	195,205	186,924

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 97,593,766 and 96,475,469 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	97	96
Treasury stock, at cost, 20,542,064 shares as of September 30, 2026 and December 31, 2025	(118,542)	(118,542)
Accumulated other comprehensive income	909	670
Additional paid-in capital	914,602	915,330
Accumulated deficit	(275,359)	(254,104)
Total Acacia Research Corporation stockholders' equity	521,707	543,450

Noncontrolling interests	29,882	40,582

Total stockholders' equity	551,589	584,032

Total liabilities and stockholders' equity	$746,794	$770,956

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues:
Intellectual property operations	$263	$7,795	$61,898	$78,029
Industrial operations	7,531	6,660	20,715	20,926
Energy operations	19,455	14,176	58,669	47,799
Manufacturing operations	27,196	30,815	81,964	88,351
Total revenues	54,445	59,446	223,246	235,105

Costs and expenses:
Cost of revenues - intellectual property operations	2,310	8,301	53,373	42,771
Cost of revenues - industrial operations	3,720	3,376	10,041	10,846
Cost of production - energy operations	11,922	11,880	35,296	36,887
Cost of revenues - manufacturing operations	22,105	23,285	67,443	66,518
Sales and marketing expenses - industrial and manufacturing operations	2,604	3,080	8,212	9,773
General and administrative expenses	15,368	15,950	52,306	48,816
Total costs and expenses	58,029	65,872	226,671	215,611
Operating (loss) income	(3,584)	(6,426)	(3,425)	19,494

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	(5,973)	900	(2,623)	(1,658)
Gain on sale of equity securities	8,238	—	12,155	3,512
Net realized and unrealized gain	2,265	900	9,532	1,854
Impairment of equity method investment	—	—	(30,934)	—
(Loss) gain on derivatives - energy operations	(6,054)	1,872	(13,412)	3,486
(Loss) gain on foreign currency exchange	(21)	(30)	(86)	405
Interest expense	(1,919)	(2,230)	(5,634)	(7,010)
Interest income	2,951	3,001	8,424	8,447
Other expense, net	(763)	(449)	(1,515)	(1,319)
Total other (expense) income	(3,541)	3,064	(33,625)	5,863

(Loss) income before income taxes	(7,125)	(3,362)	(37,050)	25,357

Income tax benefit (expense)	1,213	968	5,095	(5,660)

Net (loss) income including noncontrolling interests in subsidiaries	(5,912)	(2,394)	(31,955)	19,697

Net loss (income) attributable to noncontrolling interests in subsidiaries	351	(336)	10,700	(1,433)

Net (loss) income attributable to Acacia Research Corporation	$(5,561)	$(2,730)	$(21,255)	$18,264

Income (loss) per share:
Net (loss) income attributable to common stockholders - Basic	$(5,561)	$(2,730)	$(21,255)	$18,264
Weighted average number of shares outstanding - Basic	97,586,881	96,445,160	96,979,994	96,237,282
Basic net (loss) income per common share	$(0.06)	$(0.03)	$(0.22)	$0.19
Net (loss) income attributable to common stockholders - Diluted	$(5,561)	$(2,730)	$(21,255)	$18,264
Weighted average number of shares outstanding - Diluted	97,586,881	96,445,160	96,979,994	97,038,414
Diluted net (loss) income per common share	$(0.06)	$(0.03)	$(0.22)	$0.19

Other comprehensive income (loss):
Foreign currency translation	$329	$(114)	$239	$1,411
Total other comprehensive income (loss), net	329	(114)	239	1,411
Total comprehensive (loss) income	(5,583)	(2,508)	(31,716)	21,108
Comprehensive loss (income) attributable to noncontrolling interests	351	(336)	10,700	(1,433)
Comprehensive (loss) income attributable to Acacia Research Corporation	$(5,232)	$(2,844)	$(21,016)	$19,675

ACACIA RESEARCH CORPORATION - SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURES
This earnings release includes Adjusted EBITDA on a consolidated basis and for each of the Company’s segments. Total Company Adjusted EBITDA, Operated Segment Adjusted EBITDA, Adjusted EBITDA and Free Cash Flow (FCF) for each of the Company’s segments are supplemental non-GAAP financial measures used by management and external users of the Company’s consolidated financial statements. This earnings release also includes the Company’s Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS), which are non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that includes or excludes amounts that are excluded or included, respectively, in the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.
Total Company Adjusted EBITDA is defined as net income / (loss) attributable to Acacia Research Corporation before net income / (loss) attributable to noncontrolling interests, income tax (benefit) / expense, interest expense, interest income, and other expense, net and loss / (gain) on foreign currency exchange, net realized and unrealized (gain) / loss on derivatives, net realized and unrealized loss / (gain) on investments, non-recurring legacy legal expenses, depreciation, depletion and amortization, stock-based compensation, transaction-related costs, severance costs, restructuring expense, impairment of equity method investment, and costs related to the legacy items, and includes realized hedge gain / (loss) and service provider settlement income. Operated Segment Adjusted EBITDA is the aggregate of Energy Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, and Intellectual Property Operations Adjusted EBITDA. See below for the definition of each of those measures. The Company is providing Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA, non-GAAP financial measures, because management believes these metrics provide investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance. These measures are not intended to replace the presentation of financial results in accordance with GAAP and may be different from or otherwise inconsistent with similar non-GAAP financial measures used by other companies. The presentation of these non-GAAP financial measures supplements other metrics the Company uses to internally evaluate its subsidiary businesses and facilitate the comparison of past and present operating performance. These measures should not be considered in isolation or as a substitute for measures calculated and presented in accordance with GAAP.
Energy Operations
Energy Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Energy Operations before depreciation, depletion and amortization expense and transaction-related costs, and including realized hedge gain / (loss). The Company is providing its Energy Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Industrial Operations
Industrial Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Industrial Operations before amortization of acquired intangibles, depreciation and amortization expense, transaction-related costs, and severance costs. The Company is providing its Industrial Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Intellectual Property Operations
Intellectual Property Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Intellectual Property Operations before patent amortization, depreciation expense and stock-based compensation, and including service provider settlement income. The Company is providing Intellectual Property Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Manufacturing Operations
Manufacturing Operations Adjusted EBITDA is defined as operating income / loss for Acacia’s Manufacturing Operations before amortization of acquired intangibles, depreciation and amortization expense, severance costs, restructuring and other expense, and transaction-related costs. The Company is providing its Manufacturing Operations Adjusted EBITDA, a non-

GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Parent Costs are defined as operating income / (loss) attributable to Parent before depreciation and amortization expense, stock-based compensation, transaction-related costs, and costs related to certain legacy matters attributable to the Parent organization. The Company is providing Parent Costs, a non-GAAP financial measure, because it believes it gives investors a clear picture of normalized Parent-level expenses.
Free Cash Flow is defined as net cash provided by (used in) operating activities, less net purchases of property and equipment, and patent acquisitions (“Capital Expenditures”). The Company is providing Free Cash Flow, a non-GAAP financial measure, because it believes free cash flow gives investors a good sense of how much cash flows are available to be used for de-levering, making acquisitions, repurchasing shares or similar uses of cash.
Adjusted Net Income (Loss)
Adjusted Net Income (Loss) is defined as GAAP Net Income (Loss) attributable to Acacia Research Corporation excluding costs related to certain legacy matters, stock-based compensation, transaction-related costs, amortization of acquired intangibles, severance costs, impairment of equity method investment (net of the portion attributable to noncontrolling interests), restructuring expense, any unrealized (gain) / loss on securities, any unrealized (gain) / loss on hedges, and any (gain) / loss on non-cash derivatives and taking into account the tax effect(s) of those adjustments. The Company is providing Adjusted Net Income (Loss), a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Adjusted Diluted Earnings Per Share (EPS)
Adjusted Diluted EPS is defined as Adjusted Net Income (Loss) divided by the Company’s weighted average diluted share count as of the relevant period end date. The Company is providing its Adjusted Diluted EPS, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
The following tables reconcile Operating Income (Loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the Company’s operating segments and for Parent Costs for the three and nine months ended September 30, 2026 and September 30, 2025.

	Three Months Ended September 30, 2026
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$6,333	$1,031	$(729)	$(3,953)	$(6,266)	$(3,584)
Depreciation, Depletion & Amortization	3,659	484	909	1,460	12	6,524
Stock-Based Compensation	—	—	—	—	151	151
Realized Hedge Gain (Loss)	(918)	—	—	—	—	(918)
Service Provider Settlement, net	—	—	—	—	—	—
Transaction-Related Costs	—	—	25	—	957	982
Legacy Matter Costs	—	—	—	—	—	—
Severance Costs	—	—	77	—	—	77
Restructuring Expense and Other	—	—	705	—	—	705
Adjusted EBITDA	$9,074	$1,515	$987	$(2,493)	$(5,146)	$3,937
Parent Interest Income					$2,777

	Three Months Ended September 30, 2025
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$1,134	$288	$1,126	$(2,420)	$(6,554)	$(6,426)
Depreciation, Depletion & Amortization	3,848	540	1,148	5,286	14	10,836
Stock-Based Compensation	—	—	—	138	1,737	1,875
Realized Hedge Gain (Loss)	1,165	—	—	—	—	1,165
Transaction-Related Costs	—	—	306	—	191	497
Legacy Matter Costs	—	—	—	—	3	3
Severance Costs	—	—	18	—	—	18
Restructuring Expense and Other	—	—	—	—	—	—
Adjusted EBITDA	$6,147	$828	$2,598	$3,004	$(4,609)	$7,968
Parent Interest Income					$2,860

	Nine Months Ended September 30, 2026
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$19,637	$2,455	$(3,238)	$(1,927)	$(20,352)	$(3,425)
Depreciation, Depletion & Amortization	10,703	1,490	2,667	6,682	35	21,577
Stock-Based Compensation	—	—	—	98	2,269	2,367
Realized Hedge Gain (Loss)	(3,722)	—	—	—	—	(3,722)
Transaction-Related Costs	—	—	197	—	2,161	2,358
Severance Costs	—	—	1,497	—	—	1,497
Restructuring Expense and Other	—	—	2,101	—	—	2,101
Adjusted EBITDA	$26,618	$3,945	$3,224	$4,853	$(15,887)	$22,753
Parent Interest Income					$8,042

	Nine Months Ended September 30, 2025
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$7,228	$664	$771	$28,475	$(17,644)	$19,494
Depreciation, Depletion & Amortization	11,815	1,638	4,174	15,221	43	32,891
Stock-Based Compensation	—	—	—	512	3,239	3,751
Realized Hedge Gain (Loss)	1,991	—	—	—	—	1,991
Transaction-Related Costs	—	—	420	—	868	1,288
Legacy Matter Costs	—	—	—	—	12	12
Severance Costs	—	167	946	—	—	1,113
Restructuring Expense and Other	—	—	—	—	—	—
Adjusted EBITDA	$21,034	$2,469	$6,311	$44,208	$(13,482)	$60,540
Parent Interest Income					$8,069